Exhibit 99.2

                        RUSH FINANCIAL TECHNOLOGIES, INC.

                   NOMINATING & CORPORATE GOVERNANCE COMMITTEE

                            OF THE BOARD OF DIRECTORS


                                     CHARTER


I      Purposes

       The Board of Directors (the "Board") of Rush Financial Technologies, Inc.
(the  "Company")  has  established  the  Nominating  and  Corporate   Governance
Committee (the "Committee") of the Board. The purposes of the Committee are:

       1. To identify individuals qualified to become Board members, and to recommend to the Board the director nominees for election at the annual meetings of stockholders or for appointment to fill vacancies;

       2. To recommend to the Board director nominees for each committee of the Board;

       3. To advise the Board about appropriate composition of the Board and its committees;

       4. To advise the Board about, develop, and recommend to the Board appropriate corporate governance practices and to assist the Board in implementing those practices;

       5. To oversee the evaluation of the Board through its annual review of the performance of the Board and its committees and otherwise;

       6.     To oversee the evaluation of the management of the Company; and

       7. To perform such other functions as the Board may assign to the Committee from time to time.

II     Composition

       The Board shall appoint the members of the Committee. The Committee shall consist of at least three members, all of whom are members of the Board. The Lead Director of the Board shall serve as the chairperson of the Committee. Each member of the Committee shall satisfy the independence requirements of the rules of the NASDAQ Exchange applicable to domestic listed companies.

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       The Board may remove or replace the  chairperson  and any other member of the Committee at any time. On matters pertaining to the nomination of Directors for election at the annual or any special meeting of stockholders, any member of the Committee whose term is expiring and who would be eligible for election at such stockholder meeting, shall abstain from any vote and not participate in the Committee meeting(s) called for such nomination.

III    Authority and Responsibilities

       The Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Committee. The Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Without limiting the generality of the preceding statements, the Committee shall have authority, and is entrusted with the responsibility, to do the following actions.

       1.     The  Committee  shall  prepare  and  recommend  to the  Board  for
              adoption   appropriate   corporate   governance   guidelines   and
              modifications from time to time to those guidelines.

       2. The Committee shall develop criteria for Board members and shall actively seek, interview, evaluate, and identify for recommendation to the Board individuals qualified to become Board members.

       3. The Committee shall seek to provide that a two-thirds majority of the members of the Board are independent directors and that each committee of the Board contains exclusively or, if appropriate, a majority of members that are independent to the extent required by law, applicable listing standards, the Company's charter or bylaws, or the Company's Corporate Governance Principles.

       4. The Committee shall determine whether or not each director and each prospective director of the Company is independent, disinterested, or a non-employee director under the standards applicable to the committees on which such director is serving or may serve. The Committee may survey any and all of the directors and prospective directors to determine any matter or circumstance that would cause the person not to qualify as an independent, disinterested or non-employee director under applicable standards. The Committee shall report to the Board the existence of any such matter or circumstance.

       5. The Committee shall oversee the evaluation of the management of the Company at such times as it deems appropriate, but not less than annually, and provide the evaluation together with recommendations to the Board.

       6.     Each year, the Committee shall:

              o review the advisability or need for any changes in the number and composition of the Board;

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              o      review  the  advisability  or need for any  changes  in the number, charters or titles of committees of the Board;

              o recommend to the Board the composition of each committee of the Board and, if in its discretion it so desires, the individual director to serve as chairperson of each committee;

              o procure that the chairperson of each committee report to the Board about his/her committee's annual evaluation of its performance and evaluation of its charter;

              o receive comments from all directors and report to the Board an assessment of the Board's performance, to be discussed with the full Board following the end of each fiscal year; and

              o      review  and  reassess   the   adequacy  of  the   Corporate
                     Governance Principles of the Company and recommend any proposed changes to the Board for approval.

       7. The Committee shall have the sole authority to retain, amend the engagement with, and terminate any search firm to be used to identify director candidates. The Committee shall have sole authority to approve the search firm's fees and other retention terms and shall have authority to cause the Company to pay the fees and expenses of the search firm.

       8. The Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors, to approve the fees and expenses of such outside advisors, and to cause the Company to pay the fees and expenses of such outside advisors.

       9. The Committee shall have authority to form and delegate authority to subcommittees when it deems appropriate.

IV     Procedures

       1. Meetings. The Committee shall meet at the call of its chairperson, two or more members of the Committee, or the Chairman of the Board. Meetings may, at the discretion of the Committee, include members of the Company's management, independent consultants, and such other persons as the Committee or its chairperson may determine. The Committee may meet in person, by telephone conference call, or in any other manner in which the Board is permitted to meet under law or the Company's bylaws.

       2. Quorum and Approval. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may also act by unanimous written consent in lieu of a meeting.

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       3.     Rules.   Except  as  expressly  provided  in  this  Charter,   the
              certificate of incorporation or bylaws of the Company, or the Corporate Governance Principles of the Company, the Committee may determine additional rules and procedures to govern it or any of its subcommittees, including designation of a chairperson pro tempore in the absence of the chairperson and designation of a secretary of the Committee or any meeting thereof.

       4. Reports. The Committee shall make regular reports to the Board, directly or through the chairperson.

       5. Review of Charter. Each year the Committee shall review the need for changes in this Charter and recommend any proposed changes to the Board for approval.

       6. Performance Review. Each year the Committee shall review and evaluate its own performance and shall submit itself to the review and evaluation of the Board.

       7. Fees. Each member of the Committee shall be paid the fee set by the Board for his or her services as a member of, or chairperson of, the Committee.





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